Sight Sciences Reports Second Quarter 2023 Financial Results and

Reaffirms Guidance for Full Year 2023

MENLO PARK, Calif., August 3, 2023 (GLOBE NEWSWIRE) -- Sight Sciences, Inc. (Nasdaq: SGHT) ("Sight Sciences" or the "Company"), an eyecare technology company focused on developing and commercializing innovative technology intended to transform care and improve patients' lives, today reported financial results for the second quarter ended June 30, 2023 and reaffirmed guidance for full year 2023.

Recent Business and Financial Highlights

•
Generated record second quarter 2023 total revenue of $23.5 million, an increase of 36% compared to the prior year period
•
Achieved total gross margin of 85.6% in the second quarter of 2023 compared to 84.1% in the prior year period

Dry Eye Highlights

•
The SAHARA randomized controlled clinical trial successfully met its primary objective signs endpoint at six months, showing that interventional eyelid procedures enabled by TearCare® technology provided statistically significant improvements as compared to Restasis1 in tear break up time (TBUT), a key measure of aqueous retention, tear stability and the tear film’s ability to protect the ocular surface
•
The SAHARA trial also observed that the improvement in Ocular Surface Disease Index (OSDI) at six months among the TearCare group was non-inferior to the Restasis group. OSDI was the primary subjective symptoms endpoint in the study
•
Throughout the trial, patients in the TearCare group also demonstrated clinically and statistically significant improvements in all ten signs and symptoms endpoints at every measurement interval evaluated to date (one week, one month, three months, and six months)

Surgical Glaucoma Highlights

•
Procedures enabled by the OMNI® Surgical System technology were categorized as medically necessary and covered by Cigna Healthcare effective June 15, 2023, expanding access to OMNI for close to 15 million covered lives
•
Published two-year multicenter study results showing sustained reductions in both intraocular pressure (IOP) and glaucoma medication use in mild-moderate primary open angle glaucoma patients treated with the OMNI Surgical System technology
•
Announced 12-month results from the first minimally invasive glaucoma surgery (MIGS) comparative analysis of real-world data from the American Academy of Ophthalmology IRIS® Registry, reporting that patients treated with OMNI in combination with cataract surgery experienced the greatest average reduction in IOP-lowering medication usage compared to the two most commonly used MIGS implants in combination with cataract surgery and cataract surgery alone; the difference was statistically significant for OMNI compared to the most commonly used MIGS implant in combination with cataract surgery as well as cataract surgery alone

"In the second quarter we made great progress executing our strategic initiatives. We generated strong growth in both our Surgical Glaucoma and Dry Eye segments, and we successfully achieved superiority in the six-month primary endpoint in our landmark SAHARA trial, a mission critical milestone on our path to transforming the dry eye category and establishing interventional dry eye procedures as a standard of care,” said Paul Badawi, co-founder and Chief Executive Officer of Sight Sciences. “Eyecare provider interest in our portfolio of products continues to increase and we plan to leverage our library of clinical evidence to maintain and expand patient access and utilization of our technologies. We believe we are well positioned to drive further growth in two of the largest segments in eyecare while expanding our operating leverage in the coming years.”

Second Quarter 2023 Financial Results

Revenue for the second quarter of 2023 was $23.5 million, an increase of $6.2 million, or 36%, compared to the prior year period. Surgical Glaucoma revenue was $21.4 million, an increase of 35% compared to the prior year period. The growth was primarily driven by an increase in both the number of ordering facilities and utilization per ordering facility. Dry Eye revenue was $2.1 million, an increase of 56% from the prior year period. This growth was primarily driven by an increase in sales of TearCare SmartLids® and SmartHubs™ to new and existing customers.

Gross profit for the second quarter of 2023 was $20.1 million compared to $14.5 million for the prior year period. Gross margin for the second quarter was 85.6%, compared to 84.1% in the prior year period. Gross margin improvement was attributed to growth in both Surgical Glaucoma and Dry Eye gross margin. Surgical Glaucoma gross margin improved primarily due to manufacturing efficiencies generated as a result of higher production volumes, partially offset by lower average selling price due to product mix. Dry Eye gross margin improved primarily due to an increased mix of higher gross margin SmartLids versus SmartHubs and higher average selling price of SmartHubs.

Operating expenses were $35.3 million for the second quarter of 2023 representing a 6% decrease compared to $37.4 million in the prior year period, reflecting improved operating expense leverage. The decrease in operating expenses was driven by focused spend optimization efforts. Adjusted operating expenses2 were $31.5 million in the second quarter of 2023, down from $33.7 million in the prior year period.

Net loss was $14.8 million ($0.30 per share) in the second quarter of 2023, as compared to $23.8 million ($0.50 per share) in the prior year period.

Cash and cash equivalents totaled $154.5 million and long-term debt was $35.0 million (before debt discount and amortized debt issuance costs) as of June 30, 2023.

2023 Financial Guidance

Sight Sciences reaffirms revenue guidance expectations for the full year 2023 of $89.0 million to $94.0 million, which represents growth of approximately 25% to 32% compared to 2022. The Company reaffirms its expectation for average adjusted operating expenses on a quarterly basis of approximately $30.5 million for the full year 2023.

1Restatis® is a trademark of Allergan™, an AbbVie Inc. company

2Adjusted operating expenses is a non-GAAP financial measure and is calculated as operating expenses less stock-based compensation and depreciation. Please see section title "Non-GAAP Financial Measures" for additional information.

Non-GAAP Financial Measures

Certain financial measures, including adjusted operating expenses, were not prepared in accordance with generally accepted accounting principles in the United States ("non-GAAP financial measures") and are presented in this press release to provide information that may assist investors in understanding the Company's financial and operating results. The Company believes these non-GAAP financial measures are important performance indicators because they exclude items that are unrelated to, and may not be indicative of, the Company's core financial and operating results. These non-GAAP financial measures, as calculated, may not necessarily be comparable to similarly titled measures of other companies and may not be appropriate measures for comparing the performance of other companies relative to the Company. These non-GAAP financial measures are not intended to represent, and should not be considered to be more meaningful measures than, or alternatives to, measures of operating performance as determined in accordance with GAAP. To the extent the Company utilizes such non-GAAP financial measures in the future, it expects to calculate them using a consistent method from period to period. A reconciliation of the GAAP financial measures to the most directly comparable non-GAAP financial measures has been provided in the table titled "GAAP to Non-GAAP Reconciliation" attached to this press release.

Conference Call

Sight Sciences' management team will host a conference call today, August 3, 2023, beginning at 1:30 p.m. Pacific Time / 4:30 p.m. Eastern Time. Investors interested in listening to the conference call may do so by accessing a live and archived webcast of the event at www.sightsciences.com, on the Investors page in the News & Events section. The webcast will be available for replay for at least 90 days after the event.

About Sight Sciences

Sight Sciences is an eyecare technology company focused on developing and commercializing innovative solutions intended to transform care and improve patients' lives. Using minimally invasive or non-invasive approaches to target the underlying causes of the world's most prevalent eye diseases, Sight Sciences seeks to create more effective treatment paradigms that enhance patient care and supplant conventional outdated approaches. The Company's OMNI Surgical System is an implant-free glaucoma surgery technology indicated to reduce intraocular pressure in adult patients with primary open-angle glaucoma (POAG), the world's leading cause of irreversible blindness. The Company's TearCare System technology is 510(k) cleared for the application of localized heat therapy in adult patients with evaporative dry eye disease due to meibomian gland dysfunction (MGD) when used in conjunction with manual expression of the meibomian glands, enabling clearance of gland obstructions by physicians to address the leading cause of dry eye disease. The Company's SION™ Surgical Instrument is a manually operated device used in ophthalmic surgical procedures to excise trabecular meshwork.

For more information, visit http://www.sightsciences.com.

OMNI, TearCare, and SmartLids are registered trademarks of Sight Sciences. IRIS is a registered trademark of the American Academy of Ophthalmology, Inc.

SION and SmartHub are trademarks of Sight Sciences.
© 2023 Sight Sciences. All rights reserved.

Forward-Looking Statements

This press release, together with other statements and information publicly disseminated by the Company, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Any statements made in this press release or during the earnings call that are not statements of historical fact, including statements about our beliefs and expectations, are forward-looking statements and should be evaluated as such. These statements often include words such as "anticipate," “expect,” “suggests,” “plan,” “believe,” “intend,” “estimates,” “targets,” “projects,” “should,” “could,” “would,” “may,” “will,” “forecast” and other similar expressions. We base these forward-looking statements on our current expectations, plans and assumptions that we have made in light of our experience in the industry, as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances at such time. Although we believe that these forward-looking statements are based on reasonable assumptions at the time they are made, you should be aware that many factors could affect our business, results of operations and financial condition and could cause actual results to differ materially from those expressed in the forward-looking statements. These statements are not guarantees of future performance or results. These forward-looking statements include, but are not limited to, statements concerning the following: our goals of transforming the dry eye category and establishing interventional dry eye procedures as a standard of care; leveraging clinical evidence to maintain and expand patient access and utilization of our technologies; our belief that we are well positioned to drive further growth in two of the largest segments in eyecare and continue to expand our operating leverage over the coming years; and our 2023 revenue and average adjusted operating expenses guidance. These forward-looking statements are subject to and involve numerous risks, uncertainties and assumptions, including those discussed under the caption “Risk Factors” in our filings with the U.S. Securities and Exchange Commission, as may be updated from time to time in subsequent filings, and you should not place undue reliance on these statements. These cautionary statements are made only as of the date of this press release. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Investor contact:
Philip Taylor
Gilmartin Group
415.937.5406
Investor.Relations@Sightsciences.com

SIGHT SCIENCES, INC.

Condensed Consolidated Balance Sheets (Unaudited)

(in thousands, except share and per share data)

	June 30,	December 31,
	2023	2022
Assets
Current assets:
Cash and cash equivalents	$154,515	$185,000
Accounts receivable, net of allowance for credit losses of $1,037 and $1,024 at June 30, 2023 and December 31, 2022, respectively	18,103	15,148
Inventory, net	7,907	6,114
Prepaid expenses and other current assets	1,795	3,415
Total current assets	182,320	209,677
Property and equipment, net	1,477	1,571
Operating lease right-of-use assets	1,125	1,614
Other noncurrent assets	367	211
Total assets	$185,289	$213,073
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$2,947	$2,688
Accrued compensation	5,720	7,352
Accrued and other current liabilities	5,386	7,777
Total current liabilities	14,053	17,817
Long-term debt	33,607	33,313
Other noncurrent liabilities	1,498	1,867
Total liabilities	49,158	52,997
Commitments and contingencies (Note 6)
Stockholders’ equity:
Preferred stock, par value of $0.001 per share; 10,000,000 shares authorized; no shares issued and outstanding as of June 30, 2023 and December 31, 2022, respectively	—	—
Common stock, par value of $0.001 per share; 200,000,000 shares authorized as of June 30, 2023 and December 31, 2022, respectively; 48,649,343 and 48,298,138 shares issued and outstanding as of June 30, 2023 and December 31, 2022, respectively	49	48
Additional paid-in-capital	407,146	399,271
Accumulated deficit	(271,064)	(239,243)
Total stockholders’ equity	136,131	160,076
Total liabilities and stockholders’ equity	$185,289	$213,073

SIGHT SCIENCES, INC.

Condensed Consolidated Statements of Operations and Comprehensive Loss (Unaudited)

(in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Revenue	$23,471	$17,229	$42,296	$32,111
Cost of goods sold	3,381	2,736	6,429	5,768
Gross profit	20,090	14,493	35,867	26,343
Operating expenses:
Research and development	5,221	5,926	9,890	11,573
Selling, general and administrative	30,056	31,431	58,731	59,826
Total operating expenses	35,277	37,357	68,621	71,399
Loss from operations	(15,187)	(22,864)	(32,754)	(45,056)
Interest expense	(1,349)	(1,065)	(2,625)	(2,112)
Other income, net	1,790	95	3,580	80
Loss before income taxes	(14,746)	(23,834)	(31,799)	(47,088)
Provision for income taxes	8	9	22	18
Net loss and comprehensive loss	$(14,754)	$(23,843)	$(31,821)	$(47,106)
Net loss per share attributable to common stockholders, basic and diluted	$(0.30)	$(0.50)	$(0.66)	$(0.99)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	48,536,310	47,701,451	48,471,153	47,635,840

SIGHT SCIENCES, INC.

Gross Margin Disaggregation (Unaudited)

(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
	(unaudited)		(unaudited)
Revenue
Surgical Glaucoma	$21,398	$15,899	$38,733	$29,770
Dry Eye	2,073	1,330	3,563	2,341
Total	23,471	17,229	42,296	32,111
Cost of goods sold
Surgical Glaucoma	2,444	1,949	4,806	3,440
Dry Eye	937	787	1,623	2,328
Total	3,381	2,736	6,429	5,768
Gross profit
Surgical Glaucoma	18,954	13,950	33,927	26,330
Dry Eye	1,136	543	1,940	13
Total	20,090	14,493	35,867	26,343
Gross margin
Surgical Glaucoma	88.6%	87.7%	87.6%	88.4%
Dry Eye	54.8%	40.8%	54.4%	0.6%
Total	85.6%	84.1%	84.8%	82.0%

SIGHT SCIENCES, INC.

GAAP to Non-GAAP Reconciliation (Unaudited)

(in thousands)

	Three Months Ended June 30,		Three Months Ended June 30,
	2023	2022	2023	2022
Operating expenses:
Total Operating expenses	$35,277	$37,357	$68,621	$71,399
Less: Stock-based Compensation	(3,671)	(3,490)	(7,135)	(6,428)
Less: Depreciation	(150)	(197)	(295)	(375)
Adjusted Operating Expenses(3)	31,456	33,670	61,191	64,596

3 Please see section titled "Non-GAAP Financial Measures" for additional information

SIGHT SCIENCES, INC.

Supplemental Financial Measures (Unaudited)

	Three Months Ended June 30,
	2023	2022
Surgical Glaucoma active customers (4)	1,134	875
Dry Eye lid treatment units sold (5)	5,934	3,476
Dry Eye active customers (6)	370	212

4 "Surgical Glaucoma active customers" means the number of customers who ordered the OMNI Surgical System or the SION Surgical Instrument during the three months ended June 30, 2023 and 2022.

5 "Dry Eye lid treatment units sold" means quantity of TearCare SmartLids sold during the three months ended June 30, 2023 and 2022.

6 "Dry Eye active customers" means the number of customers who ordered lid treatment units during the three months ended June 30, 2023 and 2022.